RETURN THIS FORM ALONG WITH                  STOCK/UNIT ORDER FORM
PAYMENT TO:

The   Bryan-College   Station  Financial
Holding Company
(Offering of Common Stock and Units)
2900 A Texas Avenue
Bryan, Texas  77802

                  NUMBER OF SHARES/UNITS
   Fill in the  number of shares  and/or                   Number                         Total
units you wish to purchase and the total                      of            Offering      Amount
amount due. The Bryan - College  Station                Shares/Units       Price          Due
Financial  Holding Company (the "Holding
Company") may reject any subscription or     Common Stock        X      $    10.00
part   thereof  for  shares  of  Holding                   ------                         -------
Company  Common  Stock or Units  for any     Units               X      $1,000.00
reason  including if the total shares of                   ------                         -------
such Holding  Company Common Stock owned
by any person following the Offering and     Total Purchase                               =======
Merger (as described in the  Prospectus)      --
would  constitute  more than 9.9% of the     |__|      Enclosed is a check payable to
issued and  outstanding  Holding Company               The  First  National  Bank  of
Common Stock,  unless such condition has               Bryan,  Escrow  Agent  for The
been  waived  in the  discretion  of the               Bryan-College          Station
Holding  Company's Board of Directors in               Financial  Holding Company for
one or more  instances with the approval               $___________.   (Do  not  send
of the OTS.                                            cash through the mail.)

                                 PAYMENT

   Check the appropriate box(es) to show
how you want to pay for the stock.

   If paying by check,  make it  payable
to The  First  National  Bank of  Bryan,
Escrow   Agent  for  the   Bryan-College
Station Financial Holding Company.  Your
money  will  earn  interest   until  the
Offering is completed.



                      STOCK REGISTRATION                   PLEASE PRINT
                                              --
PLEASE  READ  THE  REVERSE  SIDE  BEFORE     |__| Individual
COMPLETING THIS SECTION.                      --
                                             |__| Joint Tenants
   Check the box  indicating the form of      --
ownership  for  your  The  Bryan-College     |__| Tenants in Common
Station  Financial Holding Company stock      --
and units.  If necessary,  check "Other"     |__| Uniform Gifts to Minors
and  write  in the  ownership,  such  as          (Texas Residents Only)
"corporation."                                --
                                             |__| Uniform Transfers to Minors

                                              --
                                             |__| Other _______________________
                                              --
   Print the  name(s)  in which you want     |__| Fiduciary (Legal Adoption
the  stock  registered  and the  mailing                Date _________________)
address.
                                             ---------------------------------------
                                             Name
                                             ---------------------------------------
                                             Name
                                             ---------------------------------------
   Fill in the  taxpayer  identification     Mailing Address
number (social  security number) for one
of the registered owners.                    ---------------------------------------
                                             City         State        Zip Code

                       TELEPHONE NUMBERS     ---------------------------------------
                                             Taxpayer I.D. (Social Security)   Number
   Please   provide   us  your  day  and
evening  telephone  numbers  in  case we     (   )               (   )
need  to  contact  you  regarding   your     -----------------   -------------------
order.                                            Daytime               Evening

                                DEADLINE     ---------------------------------------

   The Offering  will  terminate at 5:00        I   acknowledge    receipt   of   the
p.m. Bryan, Texas time on ____ __, 1997.     Prospectus  dated  _______  __, 1997 and
This form must be properly completed and     understand  that  I may  not  change  or
received  with  proper  payment  at  the     revoke my order once it is  received  by
above address by this deadline.              The   Bryan-College   Station  Financial
                                             Holding  Company.

                                             Under  penalties  of perjury,  I certify
                                             that: 1) the social  security  number or
                                             taxpayer   identification  number  given
                                             above  is  correct;  and  2)  I  am  not
                                             subject to backup withholding.

                                                Instructions:  You must  cross out #2
                                             above if you have been  notified  by the
                                             Internal  Revenue  Service  that you are
                                             subject to backup withholding because of
                                             underreporting  interest or dividends on
                                             your tax return.


                               SIGNATURE
                                           X ______________________________________
   Sign and date the form. Add your full   Authorized Signature   Title   Date
title to your signature if purchasing as                            (If Applicable)
a fiduciary,  corporate officer, etc. If
paying  by  withdrawal  from an  account   X_______________________________________
requiring  more  than one  signature  to   Authorized Signature   Title   Date
withdraw  funds,   the  same  number  of                            (If Applicable)
signers  must sign  here.  THIS ORDER IS
NOT VALID IF NOT SIGNED.
                                           YOUR ORDER WILL BE FILLED IN  ACCORDANCE
                                           WITH THE PROVISIONS OF THE PROSPECTUS.
                        NASD AFFILIATION

   Please  read  the  NASD   Affiliation    --
section  on the  reverse  side  of  this   |__| Check  here if you are a member  of
form.  Check if  applicable  and initial        the  NASD  or a  person  associated
where indicated with*.                          with a  NASD  member  or a  partner
                                                with a securities brokerage firm or
                                                a member of the immediate family of
                                                any such  person  to whose  support
                                                such person contributes directly or
                                                indirectly   or  if  you   have  an
                                                account  in which a NASD  member or
                                                person   associated   with  a  NASD
                                                member has a  beneficial  interest.
                                                In accordance  with the  conditions
                                                for   an    exception    from   the
                                                Interpretation,  I agree (i) not to
                                                sell,  transfer or hypothecate  the
                                                stock  for a  period  of  150  days
                                                following   issuance  and  (ii)  to
                                                report this subscription in writing
                                                to the applicable  NASD member I am
                                                associated  with  within one day of
                                                payment      for     the     stock.
                                                *___________________ (Initial)



                     IF YOU HAVE ANY QUESTIONS, PLEASE CALL
               THE BRYAN-COLLEGE STATION FINANCIAL HOLDING COMPANY
                                AT (409) 779-2900

                      GUIDELINES FOR REGISTERING STOCK AND UNITS


   For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registration which we will use in the issuance of your The Bryan-College Station Financial Holding Company Stock Certificate(s) and Units. If you have any questions, please consult your legal advisor. Stock and Unit ownership must be registered in one of the following manners:

INDIVIDUAL:                                  FIDUCIARIES:

   Two  initials  cannot be used  unless        Stock and Units  held in a  fiduciary
they are your legal  name.  Include  the     capacity must contain the following:
first  given  name,  middle  initial and
last name of the stockholder. Omit words     1.       The name(s) of the fiduciary-
of   limitation   that  do  not   affect              o   If an individual, list the first given
ownership   rights   such  as   "special                  name, middle initial, and last name.
account,"    "single   man,"   "personal              o   If a corporation, list the corporate
property,"    etc.   If   held   as   an                  title.
individual, upon the individual's death,              o   If an individual and a corporation,
ownership  of the  stock or unit will be                  list the corporation's title before the
held  by  the  individual's  estate  and                  individual.
distributed    as   indicated   by   the     2.       The fiduciary capacity-
individual's   will  or   otherwise   in              o   Administrator
accordance with law.                                  o   Conservator
                                                      o   Committee
JOINT:                                                o   Executor
                                                      o   Trustee
   Joint  ownership of stock or units by              o   Personal Representative
two or more  persons  shall be inscribed              o   Custodian
on  the  certificate  with  one  of  the     3.       The type of document governing the
following  types  of  joint   ownership.              fiduciary relationship.  Generally, such
Names  should be joined by "and;" do not              relationships are either under a form of
connect  with "or." Omit  titles such as              living trust agreement or pursuant to a
"Mrs.," "Dr.," etc.                                   court order.  Without a document
                                                      establishing a fiduciary relationship
JOINT TENANTS - Joint Tenancy with Right              your stock or units may not be
of  Survivorship  and not as  Tenants in              registered in a fiduciary capacity.
Common may be  specified to identify two     4.       The date of the document governing the
or  more  owners   where   ownership  is              relationship.  The date of the document
intended to pass automatically, upon the              need not be used in the description of a
death  of  one  joint  tenant,   to  the              trust created by a will.
surviving tenant(s).                         5.       Either of the following:
                                                      The name of the maker, donor or
TENANTS  IN COMMON -  Tenants  in Common              testator or the name of the beneficiary
may be specified to identify two or more
owners.  When stock or units are held as
tenancy in common, upon the death of one
co-tenant,  ownership  of the  stock  or
units  will  be  held  by the  surviving
co-tenant(s)  and  by the  heirs  of the
deceased  co-tenant.  All  parties  must
agree to the  transfer or sale of shares
or units held in this form of ownership.



UNIFORM  TRANSFERS  TO MINORS OR UNIFORM   EXAMPLE OF A FIDUCIARY OWNERSHIP:
GIFT TO MINORS:                            John D. Smith,  Trustee for Tom A. Smith
                                           Under Agreement Dated 06/09/74.
   For Texas  residents and residents of
certain  other  states,  stock and units   PLEASE  NOTE  THAT  "TOTTEN  TRUST"  AND
may be held in the  name of a  custodian   "PAYABLE ON DEATH" OWNERSHIPS MAY NOT BE
for a minor  under the  state's  Uniform   USED IN REGISTERING STOCK OR UNITS.
Gifts to Minors Act.  For  residents  of
most states, stock and units may be held   For  example,  stock or units  cannot be
in a similar type of ownership under the   registered as "John Doe Trustee for Jane
Uniform  Transfers  to Minors Act of the   Doe" or "John  Doe  Payable  on Death to
individual states. For either ownership,   Jane Doe."
the  minor  is the  actual  owner of the
stock or units with the adult  custodian   NASD AFFILIATION:
being  responsible  for  the  investment
until the minor reaches legal age.            Please    refer   to   the   National
                                           Association of Securities Dealers,  Inc.
   Instructions:  If  you  are  a  Texas   ("NASD")  affiliation  section and check
resident  and wish to register  stock or   the  box  if   applicable.   Under   the
units in this ownership,  check "Uniform   guidelines  of the NASD,  members of the
Gifts to Minors." For other states,  see   NASD and their associates are subject to
your  legal  advisor  if you are  unsure   certain  restrictions on the transfer of
about the correct  registration  of your   securities  purchased in accordance with
state.                                     subscription   rights   and  to  certain
                                           reporting requirements upon the purchase
   On the first "NAME"  line,  print the   of such  securities,  as  established by
first  name,  middle  initial,  and last   the NASD.
name of the custodian, with "CUST" after
the name.

   Print the first name, middle initial,
and last name of the minor on the second
"NAME" line.

   Only one  custodian and one minor may
be designated.



                                 ACKNOWLEDGEMENT

Please return this card together with the Stock/Unit Order Form in the enclosed postage-paid return envelope. I (we) acknowledge that, before purchasing the shares of either common stock or units I (we) received an prospectus dated _______ __, 1997.

The Prospectus received contains disclosure concerning the nature of the securities being offered and describes the risks involved in the investment, including those risks described in the Prospectus under the heading "Risk Factors." I (we) acknowledge that, I (WE) HAVE RELIED SOLELY ON THE PROSPECTUS IN MY (OUR) DECISION TO PURCHASE THE STOCK HEREUNDER AND NO OTHER WRITTEN OR VERBAL INFORMATION.
I (we) further acknowledge that NEITHER THE COMMON STOCK NOR UNITS ARE A DEPOSIT OR SAVINGS ACCOUNT AND NEITHER SECURITY IS FEDERALLY INSURED.

____________________________NAME               ________________________SIGNATURE

                  __________DATE


____________________________NAME               ________________________SIGNATURE

                  __________DATE
NOTE:    THIS  ACKNOWLEDGEMENT MUST ACCOMPANY THE EXECUTED STOCK/UNIT ORDER FORM
         SUBMITTED  FOR  THE  PURCHASE  OF  EITHER  THE  BRYAN-COLLEGE   STATION
         FINANCIAL HOLDING COMPANY STOCK OR UNITS.